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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Digital Angel Corporation and subsidiaries of our report dated May 9, 2002, except for the impact of the adoption of Statement of Financial Accounting Standards No. 142 for 2001 as included in Note 1 and the segment information for 2001 as included in Note 17, which are as of October 28, 2002, relating to the financial statements and the financial statement schedule, which appear in Digital Angel Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
June 1, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM